Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Brookdale Senior Living Inc.
Investors:	Ross Roadman (615) 564-8104
rroadman@brookdale.com

Brookdale Announces Fourth Quarter and Full Year 2015 Results

Nashville, Tenn.  February 8, 2016 – Brookdale Senior Living Inc. (NYSE: BKD) ("Brookdale" or the "Company") today reported financial and operating results for the fourth quarter and full year of 2015. Highlights included:

•
Cash From Facility Operations ("CFFO")(1) of $0.58 per share for the fourth quarter of 2015, a 9.4% increase from $0.53 per share in the fourth quarter of 2014 and $2.40 per share for the full year 2015, excluding integration, transaction, transaction-related and electronic medical records ("EMR") roll-out costs in all periods.

•	Average occupancy for all consolidated communities in the fourth quarter of 2015 of 86.8%, an increase of 10 basis points from the third quarter of 2015.
•
Adjusted EBITDA(1) of $222.2 million in the fourth quarter of 2015, a 4.4% increase from the fourth quarter of 2014, excluding integration, transaction, transaction-related and EMR roll-out costs in both periods.

•
Net loss attributable to Brookdale common stockholders of $0.94 per share for the fourth quarter of 2015, compared to $0.58 for the fourth quarter of 2014, and  net loss attributable to Brookdale common stockholders of $2.48 per share for the full year of 2015.

(1) CFFO per share and Adjusted EBITDA are financial measures that are not calculated in accordance with GAAP.  Please see "Reconciliation of Non-GAAP Financial Measures" below for the Company's definitions of each of these financial measures and a reconciliation of each measure to net income (loss).

Andy Smith, Brookdale's CEO, said, "Our fourth quarter results demonstrate the progress we are making on our operational execution.  Stabilized occupancy and rate, expense control and operating expense synergies produced same community operating income growth of more than 4% over the fourth quarter of 2014.  We are well positioned going into 2016.  Our teams are in place, and we are focused on extending the fourth quarter progress through improved occupancy and increased rates, maintaining expense discipline, delivering more synergies and, importantly, providing our residents with high quality care and service."
Financial Results
The year-over-year quarterly comparison is the first since the Company's acquisition of Emeritus that includes the combined results in both quarters.  Total revenue for the fourth quarter of 2015 was $1.2 billion. Resident fees of $1.0 billion were level with the fourth quarter of 2014.  Average monthly revenue per unit for the consolidated senior housing portfolio was $4,302 in the fourth quarter of 2015, an increase of $82, or 1.9%, compared with the fourth quarter of 2014.  Average occupancy for all consolidated communities during the fourth quarter of 2015 was 86.8%, up 10 basis points from the third quarter of 2015, though below the 88.3% average occupancy for the fourth quarter of 2014.
Facility operating expenses for the fourth quarter of 2015 were $697.3 million, a decline of $10.7 million, or 1.5%, from the fourth quarter of 2014, primarily due to cost management and operating cost synergies. Excluding management services in all periods, Brookdale's consolidated operating margin was 33.0% for the fourth quarter of 2015 versus 32.1% for the fourth quarter of 2014.
Based on the current quarter review of the Company's deferred tax assets, the Company recorded a $105.3 million valuation allowance on its deferred tax assets during the fourth quarter of 2015, mainly attributed to the Company's Net Operating Losses.  Net loss attributable to Brookdale common stockholders for the fourth quarter of 2015 was $174.3 million, or $0.94 per share, versus net loss attributable to Brookdale common stockholders of $106.5 million, or $0.58 per share, in the fourth quarter of 2014.
Non-GAAP Financial Measures
For the Company's definitions of Adjusted EBITDA, CFFO, CFFO per share, and Facility Operating Income, as well as a reconciliation of each of the non-GAAP financial measures to net income (loss), see "Reconciliation of Non-GAAP Financial Measures" below.

Adjusted EBITDA, excluding integration, transaction, transaction-related and EMR roll-out costs, was $222.2 million for the fourth quarter of 2015, an increase of $9.3 million, or 4.4%, compared with the fourth quarter of 2014.  Adjusted EBITDA includes integration, transaction, transaction-related and EMR roll-out costs for the three months ended December 31, 2015 and December 31, 2014 of $24.7 million and $46.0 million, respectively.
CFFO was $81.8 million in the fourth quarter of 2015, or $0.44 per share.  Excluding integration, transaction, transaction-related and EMR roll-out costs, CFFO was $106.6 million, or $0.58 per share, for the fourth quarter of 2015, an increase of $9.3 million, or 9.5%, compared with the fourth quarter of 2014. CFFO includes integration, transaction, transaction-related and EMR roll-out costs for the three months ended December 31, 2015 and December 31, 2014 of $24.9 million (including $0.2 million of debt modification costs excluded from Adjusted EBITDA) and $46.0 million, respectively.
Facility Operating Income was $341.7 million in the fourth quarter of 2015, an increase of $7.8 million, or 2.3%, compared with the fourth quarter of 2014.
Operating Activities
The Company reports information on five segments.  Three segments (Retirement Centers, Assisted Living and CCRCs – Rental) constitute the Company's consolidated senior housing portfolio.  The fourth segment, Brookdale Ancillary Services, includes the Company's outpatient therapy, home health and hospice services.  The fifth segment, Management Services, includes the services provided to unconsolidated communities that are operated under management agreements.
Senior Housing
Revenue for the consolidated senior housing portfolio was $921.0 million for the fourth quarter of 2015, a decline of 0.8% from the fourth quarter of 2014.  The revenue decrease reflects a 150 basis point decline in occupancy and a 1.9% increase in rate over the fourth quarter of 2014.  Facility operating expenses were $594.7 million for the fourth quarter of 2015, a decline of 3.2% from the fourth quarter of 2014.  Operating income for the senior housing portfolio increased by $11.9 million, or 3.8%, to $326.2 million for the fourth quarter of 2015.

Same community revenues for the consolidated senior housing portfolio for the three months ended December 31, 2015 showed revenues declined 0.4% over the corresponding period in 2014, as revenue per unit increased by 1.7% and occupancy declined by 190 basis points.  Consolidated same community expenses for the fourth quarter of 2015 declined by 2.7% over the fourth quarter of 2014 with same community operating income for the senior housing portfolio for the fourth quarter of 2015 increasing 4.1% over the fourth quarter of 2014.
Brookdale Ancillary Services
Revenue for the Company's ancillary services segment increased $6.4 million, or 5.7%, to $119.9 million for the fourth quarter of 2015 versus the prior year fourth quarter.  The revenue increase was driven primarily by a volume increase in home health and hospice. Ancillary services operating expenses for the fourth quarter of 2015 increased $8.8 million, or 9.3%, over the fourth quarter of 2014, primarily due to an increase in expenses related to expansion of the ancillary services into the former Emeritus communities.  As a result, ancillary services operating income for the fourth quarter of 2015 was $17.3 million, a decline of $2.3 million, or 11.9%, versus the fourth quarter of 2014.
Transactions
During the fourth quarter of 2015, the Company acquired the underlying real estate associated with five communities that previously were leased for an aggregate purchase price of $78.4 million. The Company financed the transaction with seller financing.

During 2015, the Company began an initiative to dispose of 34 communities.  Sixteen of these communities were sold during the fourth quarter of 2015 for an aggregate selling price of $76.9 million (including $33.2 million of seller financing). The results of operations of the disposed communities were previously reported in the Retirement Centers, Assisted Living, and CCRCs - Rental segments.

The Company has designated 17 communities as assets held for sale as of December 31, 2015.  The results of operations of these communities are reported in the Assisted Living and CCRCs – Rental segments within the consolidated financial statements for the year ended December 31,

2015. The sale of the 17 communities is expected to occur in 2016, although there can be no assurance that the transactions will close or if they do, when the actual closing will occur.

During the fourth quarter of 2015, the Company recorded an impairment charge of $57.9 million. The impairments primarily were related to the 16 assets that were sold, the assets held for sale, and certain assets on the consolidated balance sheet whose fair value was determined to be below carrying value.
Outlook
For the full year 2016, the Company expects CFFO per share in a range of $2.45 to $2.55, excluding integration, transaction, transaction-related and EMR roll-out costs and costs associated with certain strategic projects related to refining the Company's strategy, building out enterprise-wide capabilities for the post-merger platform and reducing costs and achieving synergies by capitalizing on scale.  This guidance excludes the potential impact of any future acquisition or disposition activity other than the planned disposition of 17 communities classified as held for sale.

Supplemental Information

The Company will shortly post on the Investor Relations section of the Company's website at www.brookdale.com supplemental information relating to the Company's fourth quarter 2015 results.  This information will also be furnished in a Form 8-K to be filed with the SEC.
Earnings Conference Call
Brookdale's management will conduct a conference call to review the financial results of its fourth quarter ended December 31, 2015 on Tuesday, February 9, 2016 at 10:00 AM ET.  The conference call can be accessed by dialing (866) 900-2996 (from within the U.S.) or (706) 643-2685 (from outside of the U.S.) ten minutes prior to the scheduled start and referencing the "Brookdale Senior Living Fourth Quarter Earnings Call."
A webcast of the conference call will be available to the public on a listen-only basis at www.brookdale.com.  Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast.  A replay of the webcast will be available through the website for three months following the call.
For those who cannot listen to the live call, a replay will be available until 11:59 PM ET on February 22, 2016 by dialing (855) 859-2056 (from within the U.S.) or (404) 537-3406 (from outside of the U.S.) and referencing access code "41751281".  A copy of this earnings release is posted on the Investor Relations page of the Brookdale website (www.brookdale.com).
About Brookdale Senior Living
Brookdale Senior Living Inc. is the leading operator of senior living communities throughout the United States.  The Company is committed to providing senior living solutions primarily within properties that are designed, purpose-built and operated to provide the highest-quality service, care and living accommodations for residents.  Currently Brookdale operates independent living, assisted living, and dementia-care communities and continuing care retirement centers, with approximately 1,123 communities in 47 states and the ability to serve approximately 108,000 residents.  Through its ancillary services program, the Company also offers a range of outpatient therapy, home health, personalized living and hospice services.  Brookdale's stock is traded on the New York Stock Exchange under the ticker symbol BKD.
Safe Harbor
Certain statements in this press release and the associated earnings conference call may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Those forward-looking statements are subject to various risks and uncertainties and include all statements that are not historical statements of fact and those regarding our intent, belief or expectations, including, but not limited to, statements relating to our operational, sales and marketing initiatives and growth strategies and our expectations regarding their effect on our results; our expectations regarding the economy, the senior living industry, occupancy, pricing, revenue, cash flow, operating income, expenses, capital expenditures, Program Max opportunities, the integration of Emeritus, cost savings and synergies, liquidity and leverage, senior housing supply, the demand for senior housing, expansion, development and construction activity, acquisition opportunities, asset dispositions, the expansion of our ancillary services offerings, innovation and revenue growth opportunities, our share repurchase program, taxes, capital deployment, returns on invested capital, Adjusted EBITDA, CFFO, CFFO per share, and/or Facility Operating Income (as such terms are defined herein).  Forward-looking statements are generally identifiable by use of forward-looking terminology such as "may," "will," "should," "could," "would," "potential," "intend," "expect," "endeavor," "seek," "anticipate," "estimate," "overestimate," "underestimate," "believe," "project," "predict," "continue," "plan," "target," or other similar words or expressions.  Although we believe that expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained, and actual results and performance could differ materially from those projected. Factors which could have a material adverse effect on our operations and future prospects or which could cause events or circumstances to differ from the forward-looking statements include, but are not limited to, the risk associated with the current global economic situation and its impact upon capital markets and liquidity; changes in governmental reimbursement programs; our inability to extend (or refinance) debt (including our credit and letter of credit facilities and our outstanding convertible notes) as it matures; the risk that we may not be able to satisfy the conditions precedent to exercising the extension options associated with certain of our debt agreements; events which adversely affect the ability of seniors to afford our monthly resident fees or entrance fees; the conditions of housing markets in certain geographic areas; our ability to generate sufficient cash flow to cover required interest and long-term operating lease payments; the effect of our indebtedness and long-term operating leases on our liquidity; the risk of loss of property pursuant to our mortgage debt and long-term lease obligations; the possibilities that changes in the capital markets, including changes in interest rates and/or credit spreads, or other factors could make financing more expensive or unavailable to us; our determination from time to time to purchase any shares under the repurchase program; our ability to fund any repurchases; our ability to effectively manage our growth; our ability to maintain consistent quality control; delays in obtaining regulatory approvals; the risk that we may not be able to expand, redevelop and reposition our communities in accordance with our plans; our ability to complete acquisitions; our ability to successfully integrate acquisitions, including our acquisition of Emeritus; competition for the acquisition of assets; our ability to obtain additional capital on terms acceptable to us; a decrease in the overall demand for senior housing; our vulnerability to economic downturns; acts of nature in certain geographic areas; terminations of our resident agreements and vacancies in the living spaces we lease; early terminations or non-renewal of management agreements; increased competition for skilled personnel; increased union activity; departure of our key officers; increases in market interest rates; environmental contamination at any of our communities; failure to comply with existing environmental laws; an adverse determination or resolution of complaints filed against us; the cost and difficulty of complying with increasing and evolving regulation; as well as other risks detailed from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.  When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in such SEC filings.  Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our management's views as of the date of this press release and/or the associated earnings conference call.  We expressly disclaim any obligation to release publicly any updates or revisions to any of these forward-looking statements to reflect any change in our expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Condensed Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2015	2014	2015	2014
Revenue
Resident fees	$1,040,835	$1,041,958	$4,177,127	$3,301,297
Management fees	15,553	16,920	60,183	42,239
Reimbursed costs incurred on behalf of managed communities	179,314	193,225	723,298	488,170
Total revenue	1,235,702	1,252,103	4,960,608	3,831,706

Expense
Facility operating expense (excluding depreciation and amortization of $113,429, $207,079, $684,488 and $503,662, respectively)	697,262	707,999	2,788,862	2,210,368
General and administrative expense (including non-cash stock-based compensation expense of $5,780, $5,129, $31,651 and $28,299, respectively)	91,970	98,574	370,579	280,267
Transaction costs	1,089	7,725	8,252	66,949
Facility lease expense	90,621	92,469	367,574	323,830
Depreciation and amortization	126,378	216,632	733,165	537,035
Asset impairment	57,941	9,992	57,941	9,992
Loss on facility lease termination	-	-	76,143	-
Costs incurred on behalf of managed communities	179,314	193,225	723,298	488,170
Total operating expense	1,244,575	1,326,616	5,125,814	3,916,611
Income (loss) from operations	(8,873)	(74,513)	(165,206)	(84,905)

Interest income	395	345	1,603	1,343
Interest expense:
Debt	(43,480)	(42,104)	(173,484)	(128,002)
Capital and financing lease obligations	(51,669)	(56,873)	(211,132)	(109,998)
Amortization of deferred financing costs and debt premium (discount)	(2,516)	430	(3,351)	(7,477)
Change in fair value of derivatives	(7)	(532)	(797)	(2,711)
Debt modification and extinguishment costs	(240)	(2,621)	(7,020)	(6,387)
Equity in (loss) earnings of unconsolidated ventures	(38)	(742)	(804)	171
Other non-operating income	1,593	2,614	9,827	7,235
Income (loss) before income taxes	(104,835)	(173,996)	(550,364)	(330,731)
(Provision) benefit for income taxes	(69,468)	67,200	92,209	181,305
Net income (loss)	(174,303)	(106,796)	(458,155)	(149,426)
Net (income) loss attributable to noncontrolling interest	44	262	678	436
Net income (loss) attributable to Brookdale Senior Living Inc. common stockholders	$(174,259)	$(106,534)	$(457,477)	$(148,990)

Basic and diluted net income (loss) per share attributable to Brookdale Senior Living Inc. common stockholders	$(0.94)	$(0.58)	$(2.48)	$(1.01)

Weighted average shares used in computing basic and diluted net income (loss) per share	184,805	183,432	184,333	148,185

 Condensed Consolidated Balance Sheets
(in thousands)

	December 31, 2015	December 31, 2014

Cash and cash equivalents	$88,029	$104,083
Cash and escrow deposits - restricted	32,570	38,862
Accounts receivable, net	144,053	149,730
Assets held for sale	110,620	-
Other current assets	122,671	237,915
Total current assets	497,943	530,590
Property, plant, and equipment and leasehold intangibles, net	8,031,376	8,389,505
Other assets, net	1,519,245	1,497,366
Total assets	$10,048,564	$10,417,461

Current liabilities	$840,148	$873,896
Long-term debt, less current portion	3,769,371	3,440,971
Capital and financing lease obligations, less current portion	2,427,438	2,536,883
Other liabilities	552,880	683,470
Total liabilities	7,589,837	7,535,220
Total Brookdale Senior Living Inc. stockholders' equity	2,458,888	2,881,724
Noncontrolling interest	(161)	517
Total equity	2,458,727	2,882,241
Total liabilities and equity	$10,048,564	$10,417,461

Condensed Consolidated Statements of Cash Flows
(in thousands)

	Years Ended December 31,
	2015	2014
Cash Flows from Operating Activities
Net income (loss)	$(458,155)	$(149,426)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Loss on extinguishment of debt, net	121	6,387
Depreciation and amortization, net	736,516	544,512
Asset impairment	57,941	9,992
Equity in loss (earnings) of unconsolidated ventures	804	(171)
Distributions from unconsolidated ventures from cumulative share of net earnings	7,825	1,840
Amortization of deferred gain	(4,372)	(4,372)
Amortization of entrance fees	(3,204)	(21,220)
Proceeds from deferred entrance fee revenue	11,113	32,704
Deferred income tax benefit	(95,261)	(182,371)
Change in deferred lease liability	6,956	1,439
Change in fair value of derivatives	797	2,711
Gain on sale of assets	(1,270)	(446)
Change in future service obligation	(941)	670
Non-cash stock-based compensation	31,651	28,299
Non-cash interest expense on financing lease obligations	23,472	12,647
Amortization of (above) below market rents, net	(7,158)	(3,444)
Other	(3,157)	-
Changes in operating assets and liabilities:
Accounts receivable, net	5,608	3,510
Prepaid expenses and other assets, net	51,079	(52,868)
Accounts payable and accrued expenses	(60,564)	16,812
Tenant refundable fees and security deposits	(524)	(1,183)
Deferred revenue	(6,911)	(3,370)
Net cash provided by operating activities	292,366	242,652
Cash Flows from Investing Activities
Decrease (increase) in lease security deposits and lease acquisition deposits, net	10,866	(48,944)
Decrease in cash and escrow deposits — restricted	29,286	56,935
Additions to property, plant, and equipment and leasehold intangibles, net	(411,051)	(304,245)
Acquisition of assets, net of related payables and cash received	(191,216)	(40,441)
Acquisition of Emeritus Corporation, cash acquired	-	28,429
Investment in unconsolidated ventures	(69,297)	(26,499)
Distributions received from unconsolidated ventures	9,054	12,275
Proceeds from sale of assets, net	49,226	4,339
Other	4,155	3,269
Net cash used in investing activities	(568,977)	(314,882)
Cash Flows from Financing Activities
Proceeds from debt	585,650	326,639
Repayment of debt and capital and financing lease obligations	(485,762)	(584,345)
Proceeds from line of credit	1,175,000	442,000
Repayment of line of credit	(965,000)	(372,000)
Proceeds from public equity offering, net	-	330,386
Payment of financing costs, net of related payables	(32,622)	(9,393)
Refundable entrance fees:
Proceeds from refundable entrance fees	1,939	20,342
Refunds of entrance fees	(4,411)	(25,865)
Cash portion of loss on extinguishment of debt	(44)	(4,101)
Payment on lease termination	(17,000)	(7,750)
Other	2,807	1,889
Net cash provided by financing activities	260,557	117,802
Net (decrease) increase in cash and cash equivalents	(16,054)	45,572
Cash and cash equivalents at beginning of year	104,083	58,511
Cash and cash equivalents at end of year	$88,029	$104,083

Reconciliation of Non-GAAP Financial Measures

This earnings release and the supplemental information referred to in the earnings release contain financial measures utilized by management to evaluate our financial and operating performance that are not calculated in accordance with U.S. generally accepted accounting principles ("GAAP").  Each of these measures, Adjusted EBITDA, CFFO, CFFO per share, and Facility Operating Income, should not be considered in isolation from or as superior or a substitute for net income (loss), income (loss) from operations, cash flows provided by or used in operations, or other financial measures determined in accordance with GAAP.  We strongly urge you to review the reconciliations of such measures to GAAP net income (loss), along with our consolidated financial statements included herein.  We caution investors that amounts presented in accordance with our definitions of Adjusted EBITDA, CFFO, CFFO per share, and Facility Operating Income may not be comparable to similar measures disclosed by other companies, because not all companies calculate these non-GAAP measures in the same manner.

Adjusted EBITDA

We define Adjusted EBITDA as net income (loss) before provision (benefit) for income taxes, non-operating (income) expense items, (gain) loss on sale or acquisition of communities (including  gain (loss) on facility lease termination), depreciation and amortization (including non-cash impairment charges), straight-line lease expense (income), net of amortization of (above) below market rents, amortization of deferred gain, amortization of deferred entrance fees, non-cash stock-based compensation expense, and change in future service obligation and including Cash From Facility Operations from unconsolidated ventures and entrance fee receipts and refunds (excluding (i) first generation entrance fee receipts from the sale of units at a recently opened entrance fee CCRC prior to stabilization and (ii) first generation entrance fee refunds not replaced by second generation entrance fee receipts at the recently opened community prior to stabilization).  Management uses Adjusted EBITDA to, among other things, assess our overall financial and operating performance because this metric excludes non-cash items such as depreciation and amortization, asset impairment charges, non-cash stock-based compensation expense, gain (loss) on facility lease termination and straight-line lease expense, net of deferred gain amortization.  In addition, management uses Adjusted EBITDA to assess decisions which are expected to facilitate meeting current financial goals as well as to achieve optimal financial performance, and to provide an indicator to determine if adjustments to current spending decisions are needed.  We believe Adjusted EBITDA is useful to investors in evaluating our operating performance, results of operations and financial position because it is helpful in identifying trends in our day-to-day performance since the items excluded have little or no significance to our day-to-day operations and it provides an assessment of our expense management.

The table below reconciles Adjusted EBITDA from net income (loss) for the three months and the years ended December 31, 2015 and December 31, 2014 (in thousands):

	Three Months Ended December 31(1),		Years Ended December 31(1),
	2015	2014	2015	2014
Net income (loss)	$(174,303)	$(106,796)	$(458,155)	$(149,426)
Provision (benefit) for income taxes	69,468	(67,200)	(92,209)	(181,305)
Equity in loss (earnings) of unconsolidated ventures	38	742	804	(171)
Debt modification and extinguishment costs	240	2,621	7,020	6,387
Other non-operating income	(1,593)	(2,614)	(9,827)	(7,235)
Interest expense:
Debt	43,480	42,104	173,484	128,002
Capitalized and financing lease obligations	51,669	56,873	211,132	109,998
Amortization of deferred financing costs and debt (premium) discount	2,516	(430)	3,351	7,477
Change in fair value of derivatives	7	532	797	2,711
Interest income	(395)	(345)	(1,603)	(1,343)
Income (loss) from operations	(8,873)	(74,513)	(165,206)	(84,905)
Depreciation and amortization	126,378	216,632	733,165	537,035
Asset impairment	57,941	9,992	57,941	9,992
Loss on facility lease termination	-	-	76,143	-
Straight-line lease expense (income)	505	(961)	6,956	1,439
Amortization of deferred gain	(1,093)	(1,093)	(4,372)	(4,372)
Amortization of entrance fees	(888)	(714)	(3,204)	(21,220)
Amortization of (above) below market lease, net	(1,733)	(2,067)	(7,158)	(3,444)
Non-cash stock-based compensation expense	5,780	5,129	31,651	28,299
Change in future service obligation	(941)	670	(941)	670
Entrance fee receipts(2)	2,655	2,587	13,052	53,046
Entrance fee disbursements	(1,160)	(538)	(4,411)	(25,865)
CFFO from unconsolidated ventures	18,896	11,662	59,767	25,334
Adjusted EBITDA	$197,467	$166,786	$793,383	$516,009

(1)	The calculation of Adjusted EBITDA includes integration, transaction, transaction-related and EMR roll-out costs of $24.7 million and $46.0 million for the three months ended December 31, 2015 and December 31, 2014, respectively. The calculation of Adjusted EBITDA includes integration, transaction, transaction-related and EMR roll-out costs of $116.8 million and $146.4 million for the years ended December 31, 2015 and December 31, 2014, respectively. Integration costs include transition costs associated with the Emeritus merger and organizational restructuring (such as severance and retention payments and recruiting expenses), third party consulting expenses directly related to the integration of Emeritus (in areas such as cost savings and synergy realization, branding and technology and systems work), and internal costs such as training, travel and labor, reflecting time spent by Company personnel on integration activities and projects. EMR roll-out costs include third party consulting expenses and internal costs such as training, travel and labor, reflecting time spent by Company personnel on the EMR roll-out project. Transaction and transaction-related costs include third party costs directly related to the acquisition of Emeritus, other acquisition and disposition activity, community financing and leasing activity and corporate capital structure assessment activities (including shareholder relations advisory matters), and are primarily comprised of legal, finance, consulting, professional fees and other third party costs.
(2)	Includes the receipt of refundable and non-refundable entrance fees.

Cash From Facility Operations and CFFO per Share

Our definition of and method of calculating CFFO as used herein differs from those presented in earnings releases and other presentations issued prior to this earnings release.  As used herein, CFFO is defined and calculated beginning with net income (loss).  Historically, we have defined and calculated CFFO beginning with net cash provided by (used in) operations.  The change in definition and method of calculating CFFO results in a differing reconciliation, but has no effect on the amount of CFFO presented historically or herein.

We define CFFO as net income (loss) before deferred income tax provision (benefit), non-operating (income) expense items, non-cash financing lease interest expense, (gain) loss on sale or acquisition of communities (including gain (loss) on facility lease termination), depreciation and amortization (including non-cash impairment charges), straight-line lease expense (income), net of amortization of (above) below market rents, amortization of deferred gain, amortization of deferred entrance fees, non-cash stock-based compensation expense, and change in future service obligation, and including Cash From Facility Operations from unconsolidated ventures, and entrance fee receipts and refunds (excluding (i) first generation entrance fee receipts from the sale of units at a recently opened entrance fee CCRC prior to stabilization and (ii) first generation entrance fee refunds not replaced by second generation entrance fee receipts at the recently opened community prior to stabilization), recurring capital expenditures, net, lease financing debt amortization with fair market value or no purchase options, and other.  Recurring capital expenditures include routine expenditures capitalized in accordance with GAAP that are funded from current operations.  Amounts excluded from recurring capital expenditures consist primarily of major projects, renovations, community repositionings, expansions, systems projects or other non-recurring or unusual capital items (including integration capital expenditures) or community purchases that are funded using lease or financing proceeds, available cash and/or proceeds from the sale of communities.  The calculation of quarterly CFFO per share is based on weighted average outstanding common shares for the period, excluding any unvested restricted shares.  Annual CFFO per share for all periods is calculated as the sum of the quarterly amounts for the year.  Management uses CFFO and CFFO per share to, among other things, assess our overall financial and operating performance because these metrics exclude non-cash items such as depreciation and amortization, asset impairment charges, non-cash stock-based compensation expense, gain (loss) on facility lease termination and straight-line lease expense, net of deferred gain amortization.  In addition, management uses CFFO and CFFO per share to assess decisions which are expected to facilitate meeting current financial goals as well as to achieve optimal financial performance, and to provide an indicator to determine if adjustments to current spending decisions are needed.  We believe CFFO is useful to investors in evaluating our operating performance, results of operations and financial position because it is helpful in identifying trends in our day-to-day performance since the items excluded have little or no significance to our day-to-day operations and it provides an assessment of our expense management.

The table below reconciles CFFO from net income (loss) for the three months and the years ended December 31, 2015 and December 31, 2014 (in thousands):

	Three Months Ended December 31(1),		Years Ended December 31(1),
	2015	2014	2015	2014

Net income (loss)	$(174,303)	$(106,796)	$(458,155)	$(149,426)
Other non-operating income	(1,593)	(2,614)	(9,827)	(7,235)
Equity in loss (earnings) of unconsolidated ventures	38	742	804	(171)
Debt modification and extinguishment costs	240	2,621	7,020	6,387
Interest expense
Amortization of deferred financing costs and debt (premium) discount	2,516	(430)	3,351	7,477
Change in fair value of derivatives	7	532	797	2,711
Loss on facility lease termination	-	-	76,143	-
Depreciation and amortization	126,378	216,632	733,165	537,035
Asset impairment	57,941	9,992	57,941	9,992
Straight-line lease expense (income)	505	(961)	6,956	1,439
Amortization of (above) below market lease, net	(1,733)	(2,067)	(7,158)	(3,444)
Amortization of deferred gain	(1,093)	(1,093)	(4,372)	(4,372)
Amortization of entrance fees	(888)	(714)	(3,204)	(21,220)
Non-cash stock-based compensation expense	5,780	5,129	31,651	28,299
Change in future service obligation	(941)	670	(941)	670
Entrance fee receipts	2,655	2,587	13,052	53,046
Entrance fee disbursements	(1,160)	(538)	(4,411)	(25,865)
CFFO from unconsolidated ventures	18,896	11,662	59,767	25,334
Non-cash interest expense financing lease obligations	6,014	6,700	23,472	12,647
Deferred income tax provision (benefit)	68,753	(66,207)	(95,261)	(182,371)
Recurring capital expenditures, net	(13,978)	(16,353)	(60,937)	(50,762)
Lease financing debt amortization with fair market value or no purchase options	(13,249)	(10,028)	(51,296)	(28,618)
Other	998	1,853	(1,499)	6,789
Cash From Facility Operations	$81,783	$51,319	$317,058	$218,342

(1)	The calculation of Cash From Facility Operations includes integration, transaction, transaction-related and EMR roll-out costs of $24.9 million (including $0.2 million of debt modification costs excluded from Adjusted EBITDA) and $46.0 million for the three months ended December 31, 2015 and December 31, 2014, respectively, and $123.7 million (including $6.9 million of debt modification costs excluded from Adjusted EBITDA) and $146.4 million for the years ended December 31, 2015 and December 31, 2014, respectively. Integration costs include transition costs associated with the Emeritus merger and organizational restructuring (such as severance and retention payments and recruiting expenses), third party consulting expenses directly related to the integration of Emeritus (in areas such as cost savings and synergy realization, branding and technology and systems work), and internal costs such as training, travel and labor, reflecting time spent by Company personnel on integration activities and projects. EMR roll-out costs include third party consulting expenses and internal costs such as training, travel and labor, reflecting time spent by Company personnel on the EMR roll-out project. Transaction and transaction-related costs include third party costs directly related to the acquisition of Emeritus, other acquisition and disposition activity, community financing and leasing activity and corporate capital structure assessment activities (including shareholder relations advisory matters), and are primarily comprised of legal, finance, consulting, professional fees and other third party costs.

The calculation of CFFO per share is based on weighted average outstanding common shares for the period, excluding any unvested restricted shares.  Annual CFFO per share for all periods is calculated as the sum of the quarterly amounts for the year.

Facility Operating Income

We define Facility Operating Income as net income (loss) before provision (benefit) for income taxes, non-operating (income) expense items, (gain) loss on sale or acquisition of communities (including gain (loss) on facility lease termination), depreciation and amortization (including non-cash impairment charges), facility lease expense, general and administrative expense, including non-cash stock-based compensation expense, transaction costs, change in future service obligation, amortization of deferred entrance fee revenue and management fees.  Management uses Facility Operating Income to, among other things, assess our facility operating performance, to assess decisions which are expected to facilitate meeting current financial goals as well as to achieve optimal facility financial performance, and to provide an indicator to determine if adjustments to current spending decisions are needed.  We believe Facility Operating Income is useful to investors in evaluating our facility operating performance because it is helpful in identifying trends in our day-to-day facility performance since the items excluded have little or no significance on our day-to-day facility operations and it provides and an assessment of our revenue generation and expense management.

The table below reconciles Facility Operating Income from net income (loss) for the three months and the years ended December 31, 2015 and December 31, 2014 (in thousands):

	Three Months Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014

Net income (loss)	$(174,303)	$(106,796)	$(458,155)	$(149,426)
Provision (benefit) for income taxes	69,468	(67,200)	(92,209)	(181,305)
Equity in loss (earnings) of unconsolidated ventures	38	742	804	(171)
Debt modification and extinguishment costs	240	2,621	7,020	6,387
Other non-operating income	(1,593)	(2,614)	(9,827)	(7,235)
Interest expense:
Debt	43,480	42,104	173,484	128,002
Capitalized and financing lease obligations	51,669	56,873	211,132	109,998
Amortization of deferred financing costs and debt (premium) discount	2,516	(430)	3,351	7,477
Change in fair value of derivatives	7	532	797	2,711
Interest income	(395)	(345)	(1,603)	(1,343)
Income (loss) from operations	(8,873)	(74,513)	(165,206)	(84,905)
Depreciation and amortization	126,378	216,632	733,165	537,035
Asset impairment	57,941	9,992	57,941	9,992
Facility lease expense	90,621	92,469	367,574	323,830
General and administrative (including non-cash stock-based compensation expense)	91,970	98,574	370,579	280,267
Transaction costs	1,089	7,725	8,252	66,949
Loss on facility lease termination	-	-	76,143	-
Change in future service obligation	(941)	670	(941)	670
Amortization of entrance fees	(888)	(714)	(3,204)	(21,220)
Management fees	(15,553)	(16,920)	(60,183)	(42,239)
Facility Operating Income	$341,744	$333,915	$1,384,120	$1,070,379